As filed with the Securities and Exchange Commission on _______________.
                                             Registration No. 33-_______
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- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              BARNETT BANKS, INC.
               -----------------------------------------------
           (Exact name of Registrant as specified in its Charter)

         Florida                                           59-0560515
- -------------------------------                        ------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              50 North Laura Street
                           Jacksonville, Florida 32202
                           ---------------------------
                    (Address of Principal Executive Offices)

             ------------------------------------------------------


                            Long Term Incentive Plan


                      -------------------------------------
                              (Full title of Plan)

                    Charles E. Rice
                    Chairman and Chief Executive Officer
                    Barnett Banks, Inc.
                    50 North Laura Street
                    Jacksonville, Florida  32202
             ------------------------------------------------------
             (Name, address, telephone number of agent for service)

                                    COPY TO:

                    Halcyon E. Skinner, Esquire
                    Mahoney Adams & Criser, P.A.
                    50 North Laura Street, 34th Floor
                    Jacksonville, Florida 32202

                         CALCULATION OF REGISTRATION FEE



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                       Proposed     Proposed
                                       Maximum      Maximum
                       Amount          Offering     Aggregate     Amount of
 Title of Securities   To Be           Price        Offering      Registration
 To Be Registered      Registered      Per Unit(1)  Price(1)      Fee
- --------------------------------------------------------------------------------
 Common Stock par
 value $2.00 per
 share                   3,750,000      $42.69     $160,087,500   $55,202.59
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of determining the registration fee. The Common Stock, par value $2.00 (the "Common Stock"), of Barnett Banks, Inc. is listed on the New York Stock Exchange. The fee is based upon the average of the high and low prices of the Registrant's Common Stock as quoted on the New York Stock Exchange on January 30, 1995.

     (2) This Registration Statement also includes such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Long Term Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan. In addition, the Junior Participating Preferred Stock Purchase Rights (the "Rights") are attached to and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 AND 2. PLAN INFORMATION; REGISTRANT INFORMATION
               AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          Barnett Banks, Inc. (the "Company") hereby incorporates into this Registration Statement by reference the following documents filed by the Company with the Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed in connection with the original listing of such stock on the New York Stock Exchange effective December 12, 1979; and

          (c) The description of the Company's Junior Participating Preferred Stock Purchase Rights, which are attached to all shares of the Company's Common Stock until certain events occur which will cause the Junior Participating Preferred Stock Purchase Rights to separate from the Common Stock, contained in the Company's Registration Statement on Form 8-A filed in connection with the original listing of such rights on the New York Stock Exchange effective July 11, 1990.

          All documents filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Company require the indemnification of directors and officers to the full extent permitted by law.

          Subsection (1) of Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability (including any appeal thereof) incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (2) of Section 607.0850 empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

          Subsection (3) of Section 607.0850 provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Subsection (4) provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of Section
607.0850. Such determination shall be made:

          (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c)  by independent legal counsel:

               (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

               (2)  if no quorum of directors can be obtained under paragraph
          (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors; or

          (d) by the stockholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority of shareholders who were not party to such proceeding.

          Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section
607.0850. Expenses incurred by other employees or agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

          Subsection (7) states that indemnification and advancement of expenses provided under Section 607.0850 are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent were material to the adjudicated cause of action and the director, officer, agent and employee (a) violated criminal law and did not have reasonable cause to believe his conduct was unlawful or had no reasonable cause to believe his conduct was lawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

          Subsection (9) of Section 607.0850 permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification. Subsection (12) permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under this section.

          As allowed by Section 607.0850(12), the registrant maintains liability insurance covering directors and officers.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          This Form S-8 Registration Statement includes the following exhibits:

EXHIBIT NUMBER

5         Opinion of Counsel.

23(a)     Consent of Arthur Andersen LLP.

23(b)     Consent of Price Waterhouse.

24        Powers of Attorney.

ITEM 9.   UNDERTAKINGS

     (1)  The undersigned registrant hereby undertakes:

          (a) To file during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided however, that this undertaking will only apply to the extent that the information listed in clauses (i) - (ii) hereof is not contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule l4a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 18th day of January, 1995.

                         BARNETT BANKS, INC.


                         By: /s/ Charles E. Rice*
                            __________________________
                            Charles E. Rice
                            Chairman and Chief Executive Officer

Date:  January 18, 1995

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                 Date

/s/ Charles E. Rice*          Chairman of the    January 18, 1995
__________________________    Board, Chief
Charles E. Rice               Executive Officer
                              and Director
                              (Principal Executive
                              Officer)

/s/ Charles W. Newman*        Chief Financial    January 18, 1995
__________________________    Officer (Principal
Charles W. Newman             Financial Officer)

/s/ Patrick J. McCann         Controller         January 18, 1995
__________________________    (Principal Accounting
Patrick J. McCann             Officer)

/s/ Walter H. Alford*         Director           January 18, 1995
__________________________
Walter H. Alford

/s/ Rita Bornstein*           Director           January 18, 1995
__________________________
Rita Bornstein

/s/ Alvin R. Carpenter*       Director           January 18, 1995
__________________________
Alvin R. Carpenter

/s/ James L. Broadhead*       Director           January 18, 1995
__________________________
James L. Broadhead

/s/ Armando M. Codina*        Director           January 18, 1995
__________________________
Armando M. Codina

/s/ Joe B. Cordell*           Director           January 18, 1995
__________________________
Joe B. Cordell

/s/ Marshall M. Criser*       Director           January 18, 1995
__________________________
Marshall M. Criser

/s/ Jack  B. Critchfield*     Director           January 18, 1995
__________________________
Jack B. Critchfield

/s/ Carter H. Golembe*        Director           January 18, 1995
__________________________
Carter H. Golembe

/s/ Allen L. Lastinger, Jr.*  President,         January 18, 1995
__________________________    Chief Operating
Allen L. Lastinger, Jr.       Officer and
                              Director

/s/ Clarence V. McKee*        Director           January 18, 1995
__________________________
Clarence V. McKee

/s/ Tom L. Rankin*            Director           January 18, 1995
__________________________
Tom L. Rankin

/s/ Frederick H. Schultz*     Director           January 18, 1995
__________________________
Frederick H. Schultz

/s/ Stewart Turley*           Director           January 18, 1995
__________________________
Stewart Turley

/s/ John A. Williams*         Director           January 18, 1995
__________________________
John A. Williams
/s/ Patrick J. McCann
___________________________
*Patrick J. McCann
 Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee of Barnett Banks, Inc., which serves as Plan Administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville and State of Florida on the 18th day of January, 1995.

                    LONG TERM INCENTIVE PLAN


                    By:/s/ Deborah Carroll
                       ______________________________
                       Deborah Carroll
                       Secretary of Employee Benefits Committee

                                INDEX TO EXHIBITS


                                             Pagination by
Exhibit             Exhibit                  Sequential
Number              Description              Numbering System

5         Opinion of Mahoney Adams & Criser.

23(a)     Consent of Arthur Andersen LLP.

23(b)     Consent of Price Waterhouse.

24        Powers of Attorney.